For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Announces First Quarter 2026 Results

Increases Guidance 15% following Strong Operating Results, Accretive Acquisition and Share Repurchases

WEST PALM BEACH, Fla., May 7, 2026 — Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the first quarter ended March 31, 2026.

First Quarter 2026 Key Operating Metrics

•

Portfolio Revenue Per Available Room (RevPAR) – Increased 1 percent to $128 compared to the 2025 first quarter for the 39 comparable hotels. Occupancy increased 15 basis points to 73 percent and average daily rate (ADR) rose 80 basis points to $177, which represents an all-time first quarter record.

◦ RevPAR for the four Silicon Valley hotels was up 11 percent. Excluding the Mt. View hotel, which was under renovation for the entire quarter, RevPAR was up a strong 23 percent.
◦ RevPAR for the recently acquired six-hotel portfolio jumped 6 percent to $108.
•

Net Income (loss) – Incurred a net loss applicable to common shareholders of $6 million compared to a net loss of less than $1 million in the 2025 first quarter (2025 included a gain on sale of assets of $7 million). Net loss to common shareholders per diluted common share was $(0.13) versus net loss per diluted common share of $(0.01) for the same period last year.

•	Hotel Margins – Drove GOP margins 60 basis points higher to 40 percent in the 2026 first quarter. Hotel EBITDA margins surged 135 basis points to 32 percent in the 2026 first quarter.
•	Adjusted EBITDA – Adjusted EBITDA rose approximately $500 thousand to $18 million.
•

Adjusted FFO – AFFO jumped from $9 million in the 2025 first quarter to $10 million in the 2026 first quarter. Adjusted FFO per diluted share advanced 18 percent to $0.20 compared to $0.17 in the 2025 first quarter. Beginning in 2026, like all other peers, Chatham adds back share-based compensation expense in its calculation of adjusted FFO per share and prior periods have been recast.

The following chart summarizes the consolidated financial results for the three months ended March 31, 2026, and 2025, based on all properties owned during those periods, except for RevPAR, which is based on the comparable 39 hotels ($ in millions, except margin percentages and per share data):

	Three Months Ended
	March 31,
	2026	2025
Net loss to common shareholders	$(6.3)	$(0.5)
Diluted net loss per common share	$(0.13)	$(0.01)
RevPAR	$128	$127
GOP Margin	40%	39%
Hotel EBITDA Margin	32%	30%
Adjusted EBITDA	$18.4	$17.9
AFFO	$10.1	$9.0
AFFO per diluted share	$0.20	$0.17
Dividends declared per common share	$0.10	$0.09

First Quarter 2026 Highlights

Highlights of the quarter include:

•

Grew RevPAR 1 percent, far outperforming a decline of 3 percent that factored into the company’s annual guidance as it faced tough year-over-year comparisons in January and February. Chatham’s outperformance was driven by strong results in Silicon Valley and the recently acquired six-hotel portfolio, beating underwriting expectations.

•	Expanded gross operating profit margins by approximately 60 basis points in the quarter to 40 percent through aggressive expense management, especially with regards to labor and productivity.
•	Acquired six, high-quality, Hilton-branded hotels comprising 589 rooms for $92 million that are immediately accretive to Chatham’s operating margins, FFO and FFO per share.
•

Repurchased 0.9 million shares in the quarter at an average price of $7.35. Through the end of the first quarter, the company has repurchased 2.2 million shares at an average price of $7.04, which equates to a 10 percent capitalization rate based on its 2026 corporate net operating income guidance.

•	Raised its common share dividend 11 percent to $0.10 per share, marking the second consecutive year of a double-digit increase to its common dividend.

Jeffrey H. Fisher, Chatham’s president and chief executive officer, stated, “As this proves, we are executing across multiple levels to enhance shareholder returns and our updated hotel EBITDA and AFFO per share guidance has been increased a strong 11 percent and 15 percent, respectively. Our total shareholder returns are best among lodging REITs in 2026, but we believe we are still undervalued and as such, will continue to aggressively repurchase shares using free cash flow and proceeds from any asset dispositions. We are excited about our future trajectory.”

Portfolio Acquisition

In March, Chatham acquired six Hilton-branded hotels comprising 589 rooms for $92 million, with two hotels located in Joplin, Mo., two hotels in Effingham, Ill., and two hotels in Paducah, Ky. Of the six hotels, there are two Homewood Suites, two Hampton Inn and Suites and two Home2 Suites by Hilton hotels. Chatham funded the acquisition with available cash and borrowings on its revolving credit facility.

The hotels are generally the highest quality properties in their respective markets with an average age of only 10 years, and 66 percent of the portfolio’s rooms are extended-stay, in-line with Chatham’s portfolio prior to the acquisition. The hotels benefit from very favorable labor dynamics and will enhance Chatham’s already industry-leading Hotel EBITDA margins.

The portfolio produced RevPAR growth of 6 percent in the first quarter and growth of 7 percent in April.

Fisher concluded, “This is our first acquisition exceeding $50 million in approximately 5 years and completes an amazingly successful recycling initiative in which we sold six hotels with an average age of 25 years, RevPAR of $101 and hotel EBITDA margins of 27 percent and turned that into a portfolio with an average age of 10 years, RevPAR of $116 and hotel EBITDA margins of 42 percent. The portfolio diversifies our geographic footprint into areas of the country that are benefitting from expanded investments in manufacturing and distribution.”

Share Buy-Back Plan

During the three months ending March 31, 2026, the company repurchased 0.9 million common shares at a weighted-average price per share of $7.35 for an aggregate purchase price, including commissions, of approximately $6.6 million. Through quarter-end, since inception, the company repurchased 2.2 million shares at a weighted-average price per share of $7.04 for an aggregate purchase price, including commissions, of approximately $15.6 million under its $25 million plan.

Hotel RevPAR Performance

The chart below summarizes key hotel financial statistics for the 39 comparable hotels owned as of March 31, 2026, compared to the first quarter of  2025:

	Q1 2026 RevPAR	Q1 2025 RevPAR
Occupancy	73%	72%
ADR	$177	$175
RevPAR	$128	$127

The chart below summarizes RevPAR statistics by month for the company's 39 comparable hotels:

	January	February	March	April
Occupancy	64%	74%	80%	80%
ADR	$161	$179	$187	$185
RevPAR	$103	$133	$150	$147
RevPAR – prior year	$108	$131	$142	$144
% Change in RevPAR vs. prior year	(5)%	1%	5%	2%

Dennis Craven, Chatham's chief operating officer, commented, “We faced difficult comps in January and February after RevPAR growth of approximately 6 percent last year, so seeing that turn around in February and surge in March was very encouraging. Silicon Valley, our largest market was one of our hottest markets during the quarter, led the way with RevPAR growth of almost 23 percent after removing any renovation impacts and RevPAR of $153 is the highest quarterly RevPAR since the pandemic. Also, our recently acquired hotels produced RevPAR growth of almost 6 percent in the quarter bolstered by accelerating demand growth.”

RevPAR performance for Chatham’s largest markets (markets that account for at least five percent of hotel EBITDA contribution over the last twelve months) is presented below:

	% of LTM EBITDA	Q1 2026 RevPAR	Q1 2025 RevPAR	Change vs. Q1 2025
39 - Hotel Portfolio		$128	$127	1%
Silicon Valley	17%	$153	$137	11%
Los Angeles	9%	$152	$176	(14)%
Coastal Northeast	9%	$78	$85	(8)%
Washington, D.C.	9%	$139	$136	3%
Greater New York	9%	$138	$139	(1)%
San Diego	6%	$183	$174	5%
Seattle	5%	$109	$89	22%

The Residence Inn Mountain View, Ca., was under renovation this year, and the Residence Inn Seattle Bellevue Downtown (Chatham’s only hotel in Seattle market) and the Hilton Garden Inn Portsmouth, N.H., were under renovation during the 2025 first quarter.

Craven remarked, “Our two big Sunnyvale hotels had a fantastic quarter with RevPAR up 26 percent. While the Sunnyvale hotels benefited from the Super Bowl in February, performance was great throughout the quarter due to increasing corporate demand. Demand was up 9 percent in the San Jose / Santa Cruz market in March. The strong trends continue in April with RevPAR up 12 percent at our three hotels not under renovation.”

“In southern California, RevPAR declined 14 percent in the quarter at our three Los Angeles hotels, essentially giving back the 14 percent RevPAR gain last year as we were beneficiaries of wildfire-related business. San Diego RevPAR rebounded in the first quarter, up 5 percent to $183 on a 6 percent increase in ADR.

Craven remarked further, “Despite having tough inauguration comps in our DC hotels, RevPAR grew 3 percent in the quarter as our Embassy Suites Springfield and Residence Inn Tysons Corner, Va., hotels experienced growing demand, some of which was due to easier comps related to the potential government shutdown last year. Lastly, RevPAR in our leisure markets was up 2 percent, and within our leisure hotels, RevPAR at our Hyatt Place Pittsburgh was up 23 percent and Florida RevPAR was up 1 percent.”

Hotel Operations Performance

The chart below summarizes key hotel operating performance measures for the three months ended March 31, 2026, and 2025. RevPAR is based on the 39 comparable hotels, and all other data is based on all properties owned during that period. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q1 2026	Q1 2025
RevPAR	$128	$127
Gross operating profit	$27	$27
Hotel EBITDA	$21	$21
GOP margin	40%	39%
Hotel EBITDA margin	32%	30%

Craven concluded, “Continuing a profitable 2025 trend, we were able to maximize productivity of our work force and reduce our labor and benefits on a per occupied room basis by approximately 1 percent (excluding the 6 hotels acquired in March). This alone increased our GOP margins by approximately 60 basis points in the quarter. Hotel EBITDA margins rose 135 basis points in the quarter and benefitted from a decline in property taxes of $0.2 million and property insurance of $0.1 million on our comparable hotels which aided margins by another 50 basis points.”

Corporate Update

The chart below summarizes key financial performance measures for the three months ended March 31, 2026 and 2025. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt, as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx is calculated as corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	Q1 2026	Q1 2025
RevPAR	$128	$127
Hotel EBITDA	$21	$21
Corporate EBITDA	$18	$18
Debt Service & Preferred	$(7)	$(9)
Cash flow before CapEx	$11	$9

Hotel Investments

During the first quarter of 2026, the company incurred capital expenditures of approximately $6 million.

The company completed the full renovation of the Residence Inn Austin, Texas, and completed the rooms portion of the full renovation at the Residence Inn Mountain View, Calif., during the first quarter. The extensive interior renovation of the Mountain View gatehouse will be completed during the second quarter. The company has plans for an extensive redesign of the exterior public space that will provide enhanced guest experience. This work will begin later this year.

Chatham’s 2026 capital expenditure budget is approximately $27 million, which includes renovations at three hotels expected to cost approximately $17 million. The three hotels scheduled for renovation in 2026 are the Residence Inn San Diego Gaslamp, Homewood Suites Farmington, Conn., and Hyatt Place Pittsburgh, Pa. Each of these renovations will commence in the fourth quarter.

Capital Markets & Capital Structure

As of March 31, 2026, the company had net debt of $415 million (total consolidated debt less unrestricted cash). Total debt outstanding as of March 31, 2026, was $428 million at an average interest rate of 5.8 percent, comprised of $143 million of fixed-rate mortgage debt at an average interest rate of 7.2 percent, $200 million outstanding on its term loan at a rate of 5.1 percent and $85 million outstanding on the company's $300 million revolving credit facility at an interest rate of 5.2 percent.

Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 25 percent at March 31, 2026.

Dividend

During the quarter, the board of trustees raised its quarterly common dividend by 11 percent, or $0.01 per common share, to $0.10 per share. The increased common dividend, as well as the preferred share dividend of $0.41406 per share, were payable on April 15, 2026, to shareholders of record as of March 31, 2026.

Guidance

The company's guidance reflects the following assumptions:

a.	Renovations at the hotels mentioned in this release
b.	Floating rate debt based on SOFR forward curve.
c.	No additional acquisitions, dispositions, debt or equity issuance.
d.	Effective January 1, 2026, the company excludes non-cash share-based compensation from its calculation of Adjusted FFO to make its presentation of this measure consistent with the majority of other public lodging REITs.

2026
RevPAR	$140 - $142
RevPAR growth	0.0% to 2.0%
Total hotel revenue	$308M - $314M
Net income (loss) to common shares	$(7.3)M - $(2.9)M
Net income (loss) per diluted share	$(0.15) - $(0.06)
Adjusted EBITDA	$95.3M - $99.6M
Adjusted FFO	$60.2M - $64.5M
Adjusted FFO per diluted share	$1.21 - $1.29
Hotel EBITDA margins	35%
Corporate cash administrative expenses	$11.3M
Corporate non-cash administrative expenses	$6.0M
Interest income	$0.1M
Interest expense (excluding fee amortization)	$25.0M
Non-cash amortization of deferred fees	$2.0M
Weighted average shares/units outstanding	49.9M

The company provides guidance but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission.

Earnings Call

The company will hold its first quarter 2026 conference call later today at 11:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s website, www.chathamlodgingtrust.com, or may participate in the conference call by dialing 1-800-717-1738 or 1-646-307-1865 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until May 14, 2026, at 11:59 p.m. Eastern Time, by dialing 1-844-512-2921 or 1-412-317-6671, access ID 1139624. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 39 hotels totaling 5,610 rooms/suites in 18 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Adjusted Hotel EBITDA, (7) Hotel EBITDA, (8) Hotel EBITDA Margin, (9) Corporate EBITDA and (10) Cash flow before CapEx and common dividends. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

Chatham calculates FFO in accordance with standards established by the Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. Chatham believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. Chatham believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the Nareit definition.

Chatham calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. Chatham believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

Chatham calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. Chatham believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare Chatham's operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, Chatham uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions. Chatham calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of performance between periods and between REITs.

Chatham calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. Chatham believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. Chatham presents Adjusted Hotel EBITDA because Chatham believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although Chatham presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing Chatham's operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•

FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, Chatham’s working capital needs;
•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•	EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the interest expense, or the cash requirements to service interest or principal payments, on Chatham’s debts;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need future replacement, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•

Non-cash compensation is and will remain a key element of Chatham’s overall long-term incentive compensation package, although Chatham excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•

Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters Chatham considers not to be indicative of the underlying performance of its hotel properties; and

•

Other companies in Chatham’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than Chatham does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of Chatham’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Chatham compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. Chatham’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. Chatham’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that could cause our actual results to differ materially from expected results include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; our ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2026	2025
	(unaudited)
Assets:
Investment in hotel properties, net	$1,189,314	$1,106,890
Cash and cash equivalents	13,691	24,435
Restricted cash	5,622	8,203
Right of use asset, net	16,746	16,912
Hotel receivables (net of allowance for doubtful accounts of $291 and $261, respectively)	2,802	2,831
Deferred costs, net	7,054	7,384
Prepaid expenses and other assets	8,045	3,726
Total assets	$1,243,274	$1,170,381
Liabilities and Equity:
Mortgage debt, net	$141,533	$141,475
Revolving credit facility	85,000	—
Unsecured term loan, net	197,582	197,438
Accounts payable and accrued expenses (including $748 and $234 due to related parties, respectively)	30,339	26,648
Lease liability	19,921	20,067
Distributions payable	7,040	6,704
Total liabilities	481,415	392,332
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 46,875,361 and 47,708,587 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	469	477
Additional paid-in capital	1,032,911	1,039,804
Accumulated deficit	(310,507)	(299,527)
Total shareholders’ equity	722,921	740,802
Noncontrolling Interests:
Noncontrolling interest in Operating Partnership	38,938	37,247
Total equity	761,859	778,049
Total liabilities and equity	$1,243,274	$1,170,381

CHATHAM LODGING TRUST

Consolidated Statements of Operations

(In thousands, except share and per share data)

(unaudited)

	For the three months ended
	March 31,
	2026	2025
Revenue:
Room	$61,203	$62,418
Food and beverage	1,602	1,659
Other	4,428	4,281
Reimbursable costs from related parties	271	277
Total revenue	67,504	68,635
Expenses:
Hotel operating expenses:
Room	14,005	14,828
Food and beverage	1,368	1,437
Telephone	344	311
Other hotel operating	1,115	1,025
General and administrative	7,051	6,911
Franchise and marketing fees	5,276	5,431
Advertising and promotions	1,668	1,607
Utilities	3,067	3,153
Repairs and maintenance	3,666	3,959
Management fees paid to related parties	2,262	2,290
Insurance	849	827
Total hotel operating expenses	40,671	41,779
Depreciation and amortization	14,778	15,032
Property taxes, ground rent and insurance	5,160	5,744
General and administrative	4,649	4,606
Other charges	455	7
Reimbursable costs from related parties	271	277
Total operating expenses	65,984	67,445
Operating income before gain on sale of hotel properties	1,520	1,190
Gain on sale of hotel properties	122	7,118
Operating income	1,642	8,308
Interest and other income	79	63
Interest expense, including amortization of deferred fees	(6,201)	(6,852)
Income before income tax expense	(4,480)	1,519
Income tax expense	(62)	—
Net (loss) income	(4,542)	1,519
Net loss attributable to noncontrolling interests	238	17
Net (loss) income attributable to Chatham Lodging Trust	(4,304)	1,536
Preferred dividends	(1,987)	(1,987)
Net loss attributable to common shareholders	$(6,291)	$(451)

Loss per common share - basic:
Net loss attributable to common shareholders	$(0.13)	$(0.01)
Loss per common share - diluted:
Net loss attributable to common shareholders	$(0.13)	$(0.01)
Weighted average number of common shares outstanding:
Basic	47,251,535	48,960,924
Diluted	47,251,535	48,960,924
Distributions declared per common share:	$0.10	$0.09

CHATHAM LODGING TRUST

Reconciliation of Net Income to Adjusted FFO, EBITDA, EBITDAre and Adjusted EBITDA

(In thousands, except share and per share data)

	For the three months ended
	March 31,
	2026	2025
Funds From Operations (“FFO”):
Net (loss) income	$(4,542)	$1,519
Preferred dividends	(1,987)	(1,987)
Net loss attributable to common shares and common units	(6,529)	(468)
Gain on sale of hotel properties	(122)	(7,118)
Depreciation of hotel properties owned	14,272	14,466
FFO attributable to common share and unit holders	7,621	6,880
Share-based compensation	1,531	1,607
Amortization of finance lease assets	453	514
Other charges	455	7
Adjusted FFO attributable to common share and unit holders	$10,060	$9,008
Weighted average number of common shares and units
Basic	48,972,121	50,711,873
Diluted	50,005,191	51,593,653

	For the three months ended
	March 31,
	2026	2025
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net (loss) income	$(4,542)	$1,519
Interest expense, including amortization of deferred fees	6,201	6,852
Income tax expense	62	—
Depreciation and amortization	14,778	15,032
EBITDA	16,499	23,403
Gain on sale of hotel properties	(122)	(7,118)
EBITDAre	16,377	16,285
Other charges	455	7
Share-based compensation	1,531	1,607
Adjusted EBITDA	$18,363	$17,899

CHATHAM LODGING TRUST

Reconciliation of Net Income to Adjusted Hotel EBITDA

(In thousands, except share and per share data)

		For the three months ended
		March 31,
		2026	2025

Net (loss) income		$(4,542)	$1,519
Add:	Interest expense, including amortization of deferred fees	6,201	6,852
	Depreciation and amortization	14,778	15,032
	Corporate general and administrative	4,649	4,606
	Other charges	455	7
	Income tax expense	62	—
Less:	Interest and other income	(79)	(63)
	Gain on sale of hotel properties	(122)	(7,118)
	Adjusted Hotel EBITDA	$21,402	$20,835

CHATHAM LODGING TRUST

Reconciliations of Guidance Net Income to FFO, Adjusted FFO,

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

(In thousands, except share and per share data)

	For the year ended
	December 31, 2026
	Low-End	High-End
Funds From Operations (“FFO”):
Net income	$725	$5,073
Preferred dividends	(8,000)	(8,000)
Net loss attributable to common shares and common units	(7,275)	(2,927)
Gain on sale of hotel properties	(122)	(122)
Depreciation of hotel properties owned	59,262	59,262
FFO attributable to common share and unit holders	51,865	56,213
Share-based compensation	6,000	6,000
Amortization of finance lease assets	1,885	1,885
Other charges	455	455
Adjusted FFO attributable to common share and unit holders	$60,205	$64,553
Weighted average number of common shares and units
Diluted	49,887,000	49,887,000
Adjusted FFO per diluted share	$1.21	$1.29

	For the year ended
	December 31, 2026
	Low-End	High-End
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$725	$5,073
Interest expense, including amortization of deferred fees	26,800	26,800
Income tax expense	62	62
Depreciation and amortization	61,347	61,347
EBITDA	88,934	93,282
Gain on sale of hotel properties	(122)	(122)
EBITDAre	88,812	93,160
Other charges	455	455
Share-based compensation	6,000	6,000
Adjusted EBITDA	$95,267	$99,615

		For the year ended
		December 31, 2026
		Low-End	High-End

Net income		$725	$5,073
Add:	Interest expense, including amortization of deferred fees	26,800	26,800
	Depreciation and amortization	61,347	61,347
	Corporate general and administrative	17,300	17,300
	Other charges	455	455
	Income tax expense	62	62
Less:	Interest and other income	(100)	(100)
	Gain on sale of hotel properties	(122)	(122)
	Adjusted Hotel EBITDA	$106,467	$110,815

	Total revenue	$308,808	$315,023
	Reimbursable costs from related parties	(1,100)	(1,100)
	Hotel revenue	$307,708	$313,923
	Hotel EBITDA margin	34.6%	35.3%